UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: August 16, 2012

LaCrosse Footwear, Inc.

(Exact Name Of Registrant as Specified in Charter)

Wisconsin	000-23800	39-1446816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17634 NE Airport Way Portland, Oregon	97230
(Address of Principal Executive Offices)	(Zip Code)

503-262-0110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported on July 6, 2012, LaCrosse Footwear, Inc., a Wisconsin corporation (the “Company” or “LaCrosse”), entered into an Agreement and Plan of Merger, dated as of July 5, 2012 (the “Merger Agreement”), with ABC-MART, INC., a corporation formed under the laws of Japan (“ABC-MART”), and XYZ Merger Sub, Inc., a Wisconsin corporation and a wholly owned subsidiary of ABC-MART (“Purchaser”). Pursuant to the Merger Agreement and upon the terms and conditions set forth therein, on July 19, 2012, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $.01 per share (collectively, the “Shares” and each, a “Share”), of LaCrosse at a purchase price of $20.00 per Share (the “Offer Price”), net to the seller in cash, without interest and less any applicable withholding taxes.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, on August 15, 2012 and Purchaser completed the Offer on August 16, 2012. Based on the information provided to ABC-MART and Purchaser by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the expiration of the Offer, a total of 6,139,955 Shares were validly tendered and not validly withdrawn during the offering period (the “Accepted Shares”), representing approximately 94.3% of the Shares then outstanding, determined on a Fully Diluted Basis (as defined in the Merger Agreement). Purchaser has accepted for payment all of the Accepted Shares (the time of such acceptance, the “Acceptance Time”).

In addition, on August 16, 2012, Purchaser merged with and into LaCrosse, with LaCrosse continuing as the surviving entity (the “Merger”), pursuant to the short-form merger provisions of the Wisconsin Business Corporation Law (the “WBCL”) in accordance with the terms of the Merger Agreement. As a result of the Merger, LaCrosse became a wholly owned subsidiary of ABC-MART.

At the effective time of the Merger (the “Effective Time”), any Shares not tendered in the Offer (other than Shares held by LaCrosse, ABC-MART, Purchaser or any of their respective subsidiaries, which Shares were canceled and retired and ceased to exist without any consideration being paid in exchange for such Shares) were converted into the right to receive the Offer Price, without interest.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2012, the terms of which are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2012, in connection with the completion of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that each outstanding share of Company common stock was canceled and converted into the right to receive the Offer Price and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of Company common stock will no longer be listed on the NASDAQ Global Market. The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company common stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Offer Price pursuant to the Merger Agreement).

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the purchase of the Accepted Shares in the Offer on August 16, 2012, a change of control of the Company occurred and at the Acceptance Time, Purchaser became the majority shareholder of the Company. As a result of the Merger and as of the Effective Time, the Company became a wholly owned subsidiary of ABC-MART.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Offer and pursuant to the terms of the Merger Agreement, effective immediately following the purchase of and payment by Purchaser for the Shares tendered in the Offer, each of the following members of the board of directors of LaCrosse (the “Board”) resigned: Joseph P. Schneider, Stephen F. Loughlin, Charles W. Smith and William H. Williams. Concurrently with the resignation of the foregoing directors, the Board filled the vacancies created by such resignations by appointing Minoru Noguchi, Toru Nakao, Jo Kojima and Takashi Kikuchi, each of whom are designees of ABC-MART, to serve as directors of LaCrosse.

At the Effective Time, each of the following members of the Board resigned: Richard A. Rosenthal, John D. Whitcombe, Minoru Noguchi, Toru Nakao and Takashi Kikuchi. Immediately following the Effective Time and in accordance with the Amended and Restated By-Laws referenced in Item 5.03 below and attached as Exhibit 3.2 hereto, the following directors were appointed to the Board: Yasushi Akaogi, Jo Kojima and Kiichiro Hattori. Mr. Akaogi will serve as Chairman of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the Effective Time, the Company’s articles of incorporation and by-laws were amended and restated in their entirety. The Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On August 16, 2012, the Company and ABC-MART issued a joint press release announcing the completion of the Offer and consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of LaCrosse Footwear, Inc.

3.2	Amended and Restated By-Laws of LaCrosse Footwear, Inc.

99.1	Joint Press Release issued by LaCrosse Footwear, Inc. and ABC-MART, INC. on August 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaCrosse Footwear, Inc.

By:	/s/ Joseph P. Schneider
Joseph P. Schneider
President and Chief Executive Officer
(Principal Executive Officer)

Dated: August 16, 2012

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